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                                                                   EXHIBIT 10.13

                              CALL OPTION AGREEMENT

                                     Between

              BEIJING QIAN CHENG SI JIN ADVERTISING COMPANY LIMITED

                                       and

                                 51NET.COM INC.

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                              Call Option Agreement

This Call Option Agreement (the "AGREEMENT") is made and entered into as of August 1, 2002 by and between:

(1) BEIJING QIAN CHENG SI JIN ADVERTISING COMPANY LIMITED, a limited liability company organized and existing under the PRC Law, with its registered office at the premises of the Government of Yujiawu Hui Nationality Township, Tongzhou District, Beijing, PRC (the "PARTY A"); and

(2) 51NET.COM INC., a company organized and existing under the laws of the British Virgin Islands, with its registered office at c/o Offshore Incorporation Centre, P.O. Box 957, Road Town, Tortola, British Virgin Islands (the "PARTY B").

WHEREAS:

(1) Qianjin Network Information Technology (Shanghai) Company Limited ("TECH JV"), a Chinese-Foreign joint venture company organized and existing under the PRC Law, and its business scope is to design and develop software, multi-media and network system, related applications and relevant information services, design and produce Internet advertisements, launch Internet advertisements through www.51job.com, and provide career services and human resources (HR) services (operated with licenses, if required);

(2) Shanghai Qianjin Culture Communication Company Limited ("ADCO"), a limited liability company organized and existing under the PRC Law, and its business scope is to design and produce all kinds of advertisements, and represent as agency for domestic advertisement (operated with licenses);

(3) Party A owns 1% of the total issued and outstanding shares of Tech JV, and 20% of the total issued and outstanding shares of AdCo; and

(4) Party A desires to sell to Party B and/or a company or person designated by Party B and Party B and/or a company or person designated by Party B desires to purchase from Party A 1% of the total issued and outstanding shares of Tech JV and 20% of the total issued and outstanding shares of AdCo subject to the PRC laws.

NOW THERFORE, upon friendly consultations and based on a principle of equality and mutual benefits, Party A and Party B hereof agree as follows:

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                              ARTICLE I DEFINITIONS

1.1 Unless otherwise defined hereof, the following terms shall have the following meanings:

"APPROVAL"        any approval, consent, license, permit obtained from and/or issued by any PRC administrative authority in accordance with the PRC Law, including without limitations the approval of government authority of foreign trade and economy regarding the establishment of foreign investment enterprises ("FIE") and any change accordingly;


"OPTION" the right of Party B and/or the company or person designated by Party B to acquire from Party A 1% of the total issued and outstanding shares of Tech JV and 20% of the total issued and outstanding shares of AdCo in accordance with the terms and conditions of this Agreement;

"PRC" the Peoples' Republic of China, for purposes of this Agreement, excluding Hong Kong, Macao and Taiwan;

"PRC LAW"         all the laws, regulations and decisions made and promulgated by any PRC legislature, and all the administrative regulations, rules and measures and other official documents legally binding (on the parties hereto);

"REGISTRATION"    any legal registration with relevant PRC authorities upon the application in accordance with the PRC Law, including without limitations the registration with relevant administration for industry and commerce for the establishment and change of the FIEs;

"SHARES" the equity interests which investor holds by contributing to the registered capital of the company or purchasing or otherwise lawfully acquiring the capital contribution from the original investor of the company. The percentage of the equity shares held by a shareholder in the company shall be equal to his or her proportionate contribution to the registered capital of the company.

                                ARTICLE II OPTION

2.1 Party A hereby irrevocably grants Party B the Option, after which Party B shall have the right to purchase from Party A 1% of the total issued and outstanding shares of Tech JV and 20% of the total issued and outstanding shares of AdCo held by Party A.

2.2   Subject to the PRC Law, Party B and/or a company or person designated by

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      Party B shall have the right to exercise the Option under the terms and conditions of this Agreement at any time during the term of this Agreement to acquire from Party A 1% of the total issued and outstanding shares of Tech JV and 20% of the total issued and outstanding shares of AdCo.

2.3 Upon the request of Party B and/or a company or person designated by Party B to exercise the Option, Party A is obligated to transfer the Shares to Party B and/or the company or person designated by Party B.

                                ARTICLE III PRICE

3.1 Party A and Party B hereof agree that, for the Option granted by Party A and for the 1% of the total issued and outstanding shares of Tech JV and 20% of the total issued and outstanding shares of AdCo acquired from Party A, Party B will pay Party A in the total amount of RMB1.2 Million as a consideration.

3.2 Party B and/or the company or person designated by Party B exercise all the Option, and acquire 1% of the total issued and outstanding shares of Tech JV and 20% of the total issued and outstanding shares of AdCo from Party A. Regarding the foresaid share transfer, Tech JV and AdCo shall have gone through the formalities of approval and registration. Within five (5) days following the issuance of a new Approval Certificate and a Business License for Enterprise Legal Person from the approval and registration authorities (or the issuance of relevant approval and registration certificates by the authority in charge of the exercise of the Option), Party B shall deliver the full payment as stipulated in
      Article 3.1 hereof in a lump sum.

                          ARTICLE IV EXERCISE OF OPTION

4.1 Party A and Party B hereof agree that no entity or person other than Party B and/or the company or person designated by Party B shall have the right to exercise the Option.

4.2 Party B and/or the company or person designated by Party B shall have the right to exercise the Option by the means as permitted by law at any time after this Agreement becomes effective.

4.3 Subject to the PRC Law, Party B and/or the company or person designated by Party B shall be entitled to exercise the Option in whole or in part, and on one or more occasions pursuant to this Agreement.

4.4   When Party B and/or the company or person designated by Party B decides to

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      exercise the Option, it shall issue to Party A an OPTION NOTICE (which form is attached as Appendix 2). Once the Option Notice is issued, Party A shall transfer to Party B and/or the company or person designated by Party B the Shares as stipulated on the Option Notice pursuant to this Agreement and the Option Notice.

4.5 Party A shall, within 60 days following the issuance of the Option Notice, assist Party B and/or the company or person designated by Party B to assist Party B and/or the company or person designated by Party B in completing all the Approval and the Registration procedures necessary for the transfer of the Shares from Party A to Party B and/or the company or person designated by Party B.

                    ARTICLE V REPRESENTATIONS AND WARRANTIES

5.1 Party A hereof represents and warrants to Party B and/or the company or person designated by Party B that as at the date of this Agreement and at the time when Party B and/or the company or person designated by Party B exercises the Option in accordance with this Agreement:

      5.1.1 Party A is a limited liability company organized and existing under the PRC Law;

      5.1.2 Party A has gone through all necessary corporate procedures and has obtained all necessary authorizations and consents for the execution and performance of this Agreement;

      5.1.3 Party A has paid up all its proportionate capital contribution in Tech JV and AdCo and Party A owns 1% of the total issued and outstanding equity interest in Tech JV and 20% of the total issued and outstanding equity interest in AdCo, and Party B has no obligation to contribute any contributions to Tech JV or AdCo after Party B acquires the Shares;

      5.1.4 Party A represents and warrants that, the Shares it owns in Tech JV and AdCo are free from any option, pledge, or any other security interests or encumbrance with the same legal effect, or any undertakings or obligations of the foresaid encumbrance, and no option, pledge, or any other security interests or encumbrance with the same legal effect, or any undertakings or obligations of the foresaid encumbrance may be set on such Shares Party B's written consent; and without Party B's written consent, Party A shall not transfer any of the Shares it owns in Tech JV or AdCo to any third party;

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      51.5  the execution and performance of this Agreement will not cause Party
            A to violate any of its obligations in any legal binding documents that Party A is a party, or constitutes a violation of the PRC Law and/or any injunction or order or decree of any court, arbitration tribunal or administrative agency; and

      5.1.6 no litigation, arbitration, governmental investigation, penalty or other similar material events is pending upon or is threatened to be initiated against Party A, which has or would have an adverse effect upon the matters stipulated hereof.

5.2 Party B hereof represents and warrants to Party A that as at the date of this Agreement:

      5.2.1 Party B is a limited liability company organized and existing under the laws of the British Virgin Islands; and

      5.2.2 the execution and performance of this Agreement will not cause Party B to violate any of its obligations in any legal binding documents that Party B is a party, or constitutes a violation of any injunction or order or decree of any court, arbitration tribunal or administrative agency.

                              ARTICLE VI INDEMNITY

6.1 If Party B hereto discovers, after the Shares have been transferred to Party B and/or the company or person designated by Party B in accordance with this Agreement, that any of the representations and warranties made by Party A under this Agreement is false or inaccurate, then Party B has the right to request Party A to correct or cure the false or inaccurate circumstance so that the non-conforming circumstance is consistent with the applicable representations and warranties hereof. In the event that Party A is unable to correct or cure such non-conforming circumstance by then, Party B shall have the right to cure the foresaid situation and any costs and expenses incurred shall be borne by Party A, and Party A shall also be liable for any and all losses and costs that Party B and/or the company or person designated by Party B has suffered in connection with or arising from the aforementioned false or inaccurate representation and/or warranties made by Party A.

6.2 If any party hereto defaults or violates any of its obligations hereof, the defaulting party shall compensate the non-defaulting party for any loss incurred or suffered by the non-defaulting party in connection with or arising from the aforementioned defaults or violations.

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                           ARTICLE VII CONFIDENTIALITY

7.1 Unless otherwise stipulated hereof, Party A and Party B shall use their best endeavors to keep the following information in confidential, (1) any business information in connection with the other party which was obtained from the execution and performance of this Agreement, (2) any contents hereof and (3) matters in connection with any potential cooperation the parties may have. Any Party hereof shall limit its employees, agents and others to obtain the foresaid information only when it is necessary to perform the responsibilities and obligations of this Agreement.

7.2 Parties hereof shall cause its directors, officers and other employees and the directors, officers and other employees of any of its affiliates to abide by this clause.

                        ARTICLE VIII FORCE MAJEURE EVENT

8.1 Force Majeure Event shall refer to any uncontrollable, unforeseeable or unpreventable event of either party or both parties hereof, occurred after the date of this Agreement, which caused any party hereof unable to perform all or part of this Agreement, including without limitation explosion, fire, flood, earthquake, or other God act, and war, riots, or government act.

8.2 In the event of occurrence of Force Majeure Event, the party affected by the event shall promptly notify the other party without any delay and shall, within fifteen (15) days of the occurrence of the Force Majeure Event, provide a detailed report evidencing the same. The party affected by the Force Majeure Event shall take all appropriate means to eliminate the effect of the Force Majeure Event or minimize the loss to the other party. Both parties shall decide to postpone or terminate the performance of the Agreement, or waive part or all obligations and responsibilities of the affected party based on the effect of the Force Mejeure Event.

                            ARTICLE IX GOVERNING LAW

9.1 The execution, effectiveness, interpretation and performance of this Agreement and the disputes resolution in connection with this Agreement shall be governed by the PRC Law.

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                          ARTICLE X DISPUTES RESOLUTION

10.1 All disputes arising from or in connection with this Agreement shall be resolved through friendly consultation between both parties hereof. If such dispute has not been settled within thirty (30) days after the consultation, either party may submit the dispute to China International Economic and Trade Arbitration Commission ("CIETAC") in Beijing for arbitration in accordance with then effective arbitration rules of CIETAC. The arbitration award shall be final and binding upon both parties hereto.

10.2 CIETAC as stipulated in Article 10.1 shall decide on which party bears the arbitration costs.

10.3 During the disputes, both parties hereto shall continue to perform the duties and obligations under this Agreement not the subject of the disputes.

                            ARTICLE XI EFFECTIVENESS

11.1 This Agreement shall become effective upon the date when the respective authorized representative of Party A and Party B executes and signs on this Agreement. The term of this Agreement is ten (10) years. Upon a written agreement between both parties, this term may be extended afterwards.

                               ARTICLE XII NOTICE

12.1 Any notice made under this Agreement shall be delivered to the other party by hand, facsimile or registered airmail. Seven (7) days of the postmark shall be deemed to be the date of the receipt if delivered by airmail, and the date of the delivery of a notice if delivered by hand. In the event that the notice is sent by facsimile, after the notice is sent by facsimile, the original copy shall be delivered to the other party by registered airmail or by hand.

              ARTICLE XIII LANGUAGE, COUNTERPARTS AND MISCELLANEOUS

13.1 This Agreement may not be changed, modified or amended in any way except by a written agreement agreed and signed by both parties.

13.2 In the event that any provision under this Agreement becomes ineffective, invalid or otherwise unenforceable, the effectiveness, validity and enforceability of other provisions hereunder shall not be affected or otherwise damaged, provided that both parties hereto shall immediately cease the performance of such ineffective, invalid or unenforceable provision, and correct

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      such provision, to the extend that such correction is the most close to the original intent of such provision, until such provision becomes effective, valid and enforceable.

13.3  This Agreement shall be written in two (2) counterparts in Chinese, one
      (1) for Party A and one (1) for Party B.

13.4 Party A and Party B shall cause their respective authorized representative to execute and sign on this Agreement as of the day and year first above written.

PARTY A
BEIJING QIAN CHENG SI JIN ADVERTISING COMPANY LIMITED

By:__________________________
Name: Feng Lei

PARTY B
51NET.COM INC.

By:______________________
Name: Rick Yan

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                         APPENDIX I CONFIRMATION LETTER

To: Beijing Qian Cheng Si Jin Advertising Company Limited ("Party A")
    51net.com Inc. ("Party B")

Whereas, Party A and Party B has executed and signed on the Call Option Agreement, in which Party A grants to Party B and/or the company or person designated by Party B the option to acquire 20% equity interest in Shanghai Qianjin Culture Communication Communication Company Limited ("AdCo") owned by Party A ("Option"), and we, Qianjin Network Information Technology (Shanghai) Company Limited as a shareholder holding 80% equity interests in AdCo hereof confirm the following:

      1. we agree that Party A grants to Party B and/or the company or person designated by Party B the option to acquire 20% equity interests in AdCo;

      2. in the event that Party B exercises or designates other company or person rather than us to exercise the Option, we hereby waive the first right of refusal;

      3. if, when Party B exercises the Option, the PRC Law requires Party B to hold at least 25% equity interests in AdCo, then we hereof agree transfer part of the equity interests we owned in AdCo to satisfy such requirement;

      4. we hereof undertakes that, in order to adjust the equity ratio of all shareholders in AdCo, we will sign share transfer agreements and other documents with Party B and/or other company or person designated by Party B who exercise the Option;

      5. we will use our best efforts to cause AdCo to obtain any approval from the relevant PRC authorities regarding the share transfer, and complete the registration in change at the administration for industry and commerce; and

      6. after the execution of the Option Agreement, we will not, without Party B's written consent, (i) transfer the Shares to any third party or impose any pledge on the Shares, or otherwise dispose the Shares; (ii) conduct any acts or nonfeasance which may cause any loss to the Option and/or any decrease in value of the equity interests held by Party A; (iii) establish or otherwise cooperate with others as a dormant partner or in a different name to establish a company conducting same or similar business with the business of AdCo.

Shareholder:
Qianjin Network Information Technology (Shanghai) Company Limited
Date:

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                            APPENDIX II OPTION NOTICE

To:   Beijing Qian Cheng Si Jin Advertising Company Limited

To Whom It May Concern:

In accordance with the Call Option Agreement entered into by and between Beijing Qian Cheng Si Jin Advertising Company Limited and us, 51net.com Inc., we hereof inform that we decide to exercise / designate [ ] to exercise [all] or [(__)% of] the Option.

51net.com Inc.

By: ________________________
Authorized representative:
Title:
Date:

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                       AMENDMENT TO CALL OPTION AGREEMENT

Beijing Qian Cheng Si Jin Advertising Company Limited ("Party A") and 51net.com Inc. ("Party B") made and entered into the Call Option Agreement ("Option Agreement") on August 1, 2002 and the Supplement to Call Option Agreement ("Supplemental Agreement") on May 3, 2004. Party A and Party B hereto agree to enter this agreement as an amendment to the Option Agreement and the Supplemental Agreement ("Amendment Agreement") as of May 3, 2004, as follows:

1. Article 3.1 of the Option Agreement provided that "Party A and Party B hereof agree that, for the Option granted by Party A and for the 1% of the total issued and outstanding shares of Tech JV and 20% of the total issued and outstanding shares of AdCo acquired from Party A, Party B will pay Party A in the total amount of RMB1.2 Million as consideration"

      The Parties hereby agree that the above provision should be amended as:

      "Party A and Party B hereof agree that, for the Option granted by Party A and for the 1% of the total issued and outstanding shares of Tech JV and 20% of the total issued and outstanding shares of AdCo acquired from Party A, Party B will pay Party A an aggregate amount of RMB1.2 Million as consideration. If Party B and/or its designated company or individual fails to obtain the approval to acquire the foresaid shares at such price under the then applicable PRC laws, the Parties agree that Party B and/or its designated company or individual will purchase the foresaid shares at the lowest price to the extent permitted by the then applicable PRC laws."

2. Other provisions under the Option Agreement and the Supplemental Agreement shall remain effective.

3. This Amendment Agreement is a part of the Option Agreement and the Supplemental Agreement and shall have the same legal effect.

4. This Amendment Agreement becomes effective upon the day of execution by the respective authorized representative of Party A and Party B.

Party A: Beijing Qian Cheng Si Jin Advertising Company Limited

By:   ______________________________

Name:

Title:

Party B: 51net.com Inc.

By:   ______________________________

Name:

Title:

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                       SUPPLEMENT TO CALL OPTION AGREEMENT

Beijing Qian Cheng Si Jin Advertising Company Limited ("Party A") and 51net.com Inc. ("Party B") made and entered into the Call Option Agreement ("Option Agreement") on August 1, 2002. Party A and Party B hereto agree to enter this agreement as a supplement to the Option Agreement ("Supplemental Agreement") as follows:

1. Party A agrees to grant Party B and/or the company or individual designated by Party B the option to purchase all the equity interest held by Party A in the following companies: (i) 30% equity interest in Wuhan Mei Hao Qian Cheng Advertising Company Limited, (ii) 10% equity interest in each of the following companies: Dalian Mei Hao Qian Cheng Advertising Company Limited, Hangzhou Mei Jin Advertising Company Limited, Chongqing Qian Cheng Wu You Advertising Company Limited, Kunming Mei Hao Qian Cheng Advertising Company Limited, Shanghai Cheng An Human Resources Company Limited, Shanghai Wang Cai Trading Company Limited, and Hefei Wu You Culture Communication Company Limited, (iii) all equity interest to be held by Party A in any entities which Party A may establish in the future.

2. Party A and Party B hereto agree that the price to be paid by Party B and/or the company or individual designated by Party B in consideration of the equity interest set forth in clause 1 above shall be the lowest price permitted under the laws.

3. All the provisions under the Option Agreement shall apply to all matters hereunder, unless otherwise provided herein.

4. Shanghai Qianjin Culture Communication Company Limited, another shareholder of the companies listed in (1) and (2) in Clause 1 above, has agreed to the grant of option to Party B by Party A in accordance with the Option Agreement and this Supplemental Agreement. The confirmation issued by Shanghai Qianjin Culture Communication Communication Company Limited is attached hereto as Appendix A.

5. This Supplementary Agreement is a part of the Option Agreement and shall have the same legal effect.

6. This Supplementary Agreement becomes effective upon the day of execution by the respective authorized representative of Party A and Party B.

Party A:  Beijing Qian Cheng Si Jin Advertising Company Limited

By:   ______________________________

Name:

Party B:  51net.com Inc.

By:   ______________________________

Name:

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                             APPENDIX A CONFIRMATION

To: Beijing Qian Cheng Si Jin Advertising Company Limited ("Party A") 51net.com Inc. ("Party B")

Whereas, Party A and Party B entered into the Call Option Agreement on August 1, 2002, and the Supplemental Agreement on May 3, 2004 (hereinafter referred to collectively as the "Agreement"), whereby Party A grants Party B and/or the company or individual designated by Party B the option to purchase all the equity interest held by Party A in the following companies: (i) 30% equity interest in Wuhan Mei Hao Qian Cheng Advertising Company Limited, (ii) 10% equity interest in each of the following companies: Dalian Mei Hao Qian Cheng Advertising Company Limited, Hangzhou Mei Jin Advertising Company Limited, Chongqing Qian Cheng Wu You Advertising Company Limited, Kunming Mei Hao Qian Cheng Advertising Company Limited, Shanghai Cheng An Recruitment Services Company Limited, Shanghai Wang Cai Trading Company Limited, and Hefei Wu You Culture Communication Company Limited, and (iii) all equity interest to be held by Party A in any entities which Party A may establish in the future.

NOW, THEREFORE, as the shareholder of the foresaid companies ("Subsidiaries") listed in Items (1) and (2) above, we, Shanghai Qianjin Culture Communication Company Limited hereof confirm the following:

1. we agree to the grant of the foresaid option by Party A to Party B and/or the company or individual designated by Party B;

2. in the event that Party B exercises or designates other company or individual other than us to exercise the option, we hereby waive the first right of refusal to purchase such equity interest;

3. we hereby undertake that, in order to adjust the equity ratio of the shareholders in such Subsidiaries, we will enter into share transfer agreements and other documents with Party B and/or other company or individual designated by Party B who exercise the option;

4. we will use our best efforts to cause such Subsidiaries to obtain the approval of relevant PRC authorities regarding the share transfer, and complete the registration procedures for any change with the administration for industry and commerce; and

5. we will not, without Party B's written consent, (i) transfer the equity interest to any third party or create any pledge on the equity interest, or otherwise dispose of the equity interest; (ii) conduct any acts or omissions which may hamper the option and/or decrease the value of the equity interest held by Party A.

Shareholder: Shanghai Qian Jin Culture Communication Company Limited
By:          ______________________________
Date:        May 3, 2004

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